EXHIBIT 16.1



                               ARTHUR ANDERSEN LLP
                                    Suite 600
                             777 East Campbell Road
                           Richardson, Texas 75081-6713
                                  214-952-8500


March 18, 1996


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated March 18, 1996, of Farah Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP

CMT

Attachment

Copy to:
Richard C. Allender, President and CFO
Farah Incorporated